UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 27, 2010

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Muskogee Long-Term Acute Care Hospital

On April 16, 2010, Grubb & Ellis Equity Advisors, LLC, or Grubb & Ellis Equity Advisors, the managing member of Grubb & Ellis Healthcare REIT II Advisor, LLC, or our advisor, entered into a contract of purchase and sale, or the Purchase Agreement, with Muskogee LTACH, LLC, an unaffiliated third party, or the Seller, for the purchase of Muskogee Long-Term Acute Care Hospital, located in Muskogee, Oklahoma, or the Muskogee LTACH property, for a purchase price of $11,000,000, plus closing costs. The material terms of the Purchase Agreement provided for: (i) an initial deposit of $250,000 due within three business days after the effective date of the Purchase Agreement, which shall be applied to the purchase price and was non-refundable after the end of the due diligence period except in limited circumstances; (ii) a due diligence period of 30 days from the effective date of the Purchase Agreement; (iii) an additional deposit of $100,000 if Grubb & Ellis Equity Advisors did not terminate the Purchase Agreement on or before the expiration of the due diligence period; and (iv) a closing date to occur 30 days after the expiration of the due diligence period. The Purchase Agreement also contained additional covenants, representations and warranties that are customary of real estate purchase and sale agreements.

On May 17, 2010, Grubb & Ellis Equity Advisors entered into a first amendment to contract of purchase and sale, or the Amended Purchase Agreement, with the Seller. The material terms of the Amended Purchase Agreement provided for: (i) an acknowledgement that the due diligence period expired and that Grubb & Ellis Equity Advisors had to deposit an additional $100,000 into escrow, (ii) a credit of $15,000 to the purchase price to be paid to Grubb & Ellis Equity Advisors at closing; and (iii) an acknowledgement by Grubb & Ellis Equity Advisors and the Seller that the closing would occur on May 27, 2010.

On May 27, 2010, Grubb & Ellis Equity Advisors executed an assignment and assumption of the Purchase Agreement, or the Assignment, to assign its rights, title and interest as the buyer in the Purchase Agreement, as amended, to G&E HC REIT II Muskogee LTACH, LLC, or our wholly owned subsidiary.

On May 27, 2010, we, through G&E HC REIT II Muskogee LTACH LLC, acquired the Muskogee LTACH property, from the Seller for a purchase price of $11,000,000, plus closing costs. We financed the purchase price of the property using cash proceeds from our initial public offering. In connection with the acquisition, we paid an acquisition fee of approximately $303,000, or 2.75% of the purchase price, to Grubb & Ellis Equity Advisors.

Amended and Restated Advisory Agreement

On June 1, 2010, we and Grubb & Ellis Healthcare REIT II Holdings, LP, or our operating partnership, entered into an amended and restated advisory agreement, or the Amended Advisory Agreement, with our advisor. The Amended Advisory Agreement primarily revises our current advisory agreement to provide that in the event our board of directors determines to internalize any management functions provided by our advisor, neither us nor our operating partnership shall pay any compensation or other remuneration to our advisor or its affiliates in connection with the internalization transaction. However, this provision is not intended to limit any other compensation or distributions that we or our operating partnership may pay our advisor in accordance with the Amended Advisory Agreement or any other agreement, including but not limited to the agreement of limited partnership of our operating partnership.

The material terms of the Purchase Agreement, the Amended Purchase Agreement, the Assignment and the Amended Advisory Agreement are qualified in their entirety by the agreements attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On June 1, 2010, we issued a press release announcing our acquisition of the Muskogee LTACH property. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Contract of Purchase and Sale entered into by Grubb & Ellis Equity Advisors, LLC and Muskogee LTACH, LLC, dated April 16, 2010

10.2 First Amendment to Contract of Purchase and Sale entered into by Grubb & Ellis Equity Advisors, LLC and Muskogee LTACH, LLC, dated May 17, 2010

10.3 Assignment and Assumption of Contract of Purchase and Sale entered into by Grubb & Ellis Equity Advisors, LLC and G&E HC REIT II Muskogee LTACH, LLC, dated May 27, 2010

10.4 Amended and Restated Advisory Agreement by and among Grubb & Ellis Healthcare REIT II, Inc., Grubb & Ellis Healthcare REIT II Holdings, LP and Grubb & Ellis Healthcare REIT II Advisor, LLC, dated June 1, 2010

99.1 Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated June 1, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

June 1, 2010	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Contract of Purchase and Sale entered into by Grubb & Ellis Equity Advisors, LLC and Muskogee LTACH, LLC, dated April 16, 2010
10.2	First Amendment to Contract of Purchase and Sale entered into by Grubb & Ellis Equity Advisors, LLC and Muskogee LTACH, LLC, dated May 17, 2010
10.3	Assignment and Assumption of Contract of Purchase and Sale entered into by Grubb & Ellis Equity Advisors, LLC and G&E HC REIT II Muskogee LTACH LLC, dated May 27, 2010
10.4	Amended and Restated Advisory Agreement by and among Grubb & Ellis Healthcare REIT II, Inc., Grubb & Ellis Healthcare REIT II Holdings, LP and Grubb & Ellis Healthcare REIT II Advisor, LLC, dated June 1, 2010
99.1	Grubb & Ellis Healthcare REIT II, Inc. Press Release, dated June 1, 2010